                                                                [CONFORMED COPY]

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                          LONG ISLAND LIGHTING COMPANY

                                       TO

                       IBJ SCHRODER BANK & TRUST COMPANY

                                                            SUCCESSOR TRUSTEE

                                   _________



                        FIFTIETH SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 1, 1994


                                   _________


                                  SUPPLEMENTAL

                                     TO THE

                    INDENTURE OF MORTGAGE AND DEED OF TRUST

                         DATED AS OF SEPTEMBER 1, 1951


                                   _________


                              FIRST MORTGAGE BONDS
                           SERIES DDD 7-5/8% DUE 1998
                                      AND
                              FIRST MORTGAGE BONDS
                           SERIES EEE 8-5/8% DUE 2004



================================================================================

          Long Island Lighting Company-Fiftieth Supplemental Indenture



         FIFTIETH SUPPLEMENTAL INDENTURE, dated as of June 1, 1994, between LONG ISLAND LIGHTING COMPANY, a New York corporation ("the Company"), having its principal office at 175 East Old Country Road, in Hicksville, County of Nassau, State of New York, and IBJ SCHRODER BANK & TRUST COMPANY, a bank and trust company organized under the laws of the State of New York (hereinafter called "the Trustee" or "the Successor Trustee"), having its corporate trust office at One State Street, in the Borough of Manhattan, City, County and State of New York.

         WHEREAS, the Company has executed and delivered to City Bank Farmers Trust Company (subsequently converted into First National City Trust Company, which was merged into First National City Bank, now named Citibank, N.A.), as Trustee (hereinafter called "the Original Trustee"), an Indenture of Mortgage and Deed of Trust dated as of September 1, 1951 ("the Original Indenture") securing the Company's First Mortgage Bonds ("the Bonds"), unlimited in aggregate principal amount except as therein otherwise provided, and creating the Company's First Mortgage Bonds, Series A, B and C; and

         WHEREAS, thereafter the Company executed and delivered to the Trustee, or its predecessor as Trustee, a First Supplemental Indenture, dated as of December 1, 1951, a Second Supplemental Indenture, dated as of October 1, 1952, a Third Supplemental Indenture, dated as of September 1, 1953, a Fourth Supplemental Indenture, dated as of December 1, 1954, a Fifth Supplemental Indenture, dated as of November 1, 1955, a Sixth Supplemental Indenture, dated as of December 1, 1956, a Seventh Supplemental Indenture, dated as of May 1, 1958, an Eighth Supplemental Indenture, dated as of July 1, 1959, a Ninth Supplemental Indenture, dated as of August 1, 1961, a Tenth Supplemental Indenture, dated as of April 1, 1963, an Eleventh Supplemental Indenture, dated as of June 1, 1964, a Twelfth Supplemental Indenture, dated as of June 1, 1965, a Thirteenth Supplemental Indenture, dated as of March 1, 1966, a Fourteenth Supplemental Indenture, dated as of April 1, 1967, a Fifteenth Supplemental Indenture, dated as of September 1, 1969, creating the Company's First Mortgage Bonds, Series D, E, F, G, H, I, J, K, L, M, N, O, P, Q and R, a Sixteenth Supplemental Indenture, dated as of September 1, 1970, creating the Company's First Mortgage Bonds, Series S and T, a Seventeenth Supplemental Indenture, dated as of April 1, 1971, an Eighteenth Supplemental Indenture, dated as of December 1, 1971, a Nineteenth Supplemental Indenture, dated as of September 1, 1972, a Twentieth Supplemental Indenture, dated as of December 1, 1973, a Twenty-first

                                       2
          Long Island Lighting Company-Fiftieth Supplemental Indenture

Supplemental Indenture, dated as of June 1, 1974, a Twenty-second Supplemental Indenture, dated as of November 1, 1974, a Twenty-third Supplemental Indenture, dated as of June 1, 1975, a Twenty-fourth Supplemental Indenture, dated as of September 1, 1975, a Twenty-fifth Supplemental Indenture, dated as of June 1, 1976, a Twenty-sixth Supplemental Indenture, dated as of December 1, 1976, a Twenty-seventh Supplemental Indenture, dated as of May 1, 1977, a Twenty-eighth Supplemental Indenture, dated as of April 1, 1978, a Twenty-ninth Supplemental Indenture, dated as of March 1, 1979, a Thirtieth Supplemental Indenture, dated as of February 1, 1980, a Thirty-first Supplemental Indenture, dated as of March 1, 1981, a Thirty-second Supplemental Indenture, dated as of July 1, 1981, a Thirty-third Supplemental Indenture, dated as of July 1, 1981, a Thirty-fourth Supplemental Indenture, dated as of December 1, 1981, a Thirty-fifth Supplemental Indenture, dated as of December 1, 1981, a Thirty-sixth Supplemental Indenture, dated as of June 1, 1982, a Thirty-seventh Supplemental Indenture, dated as of October 1, 1982, a Thirty-eighth Supplemental Indenture, dated as of April 1, 1983, and a Thirty-ninth Supplemental Indenture, dated as of May 1, 1983, creating the Company's First Mortgage Bonds, Series U, V, W, X, Y, Z, AA, BB, CC, DD, EE, FF, GG, HH, II, JJ, KK, LL, MM, NN, OO, PP and QQ, and confirming the lien of the Indenture on certain property, rights, privileges and franchises acquired since the execution and delivery of the Original Indenture; and

         WHEREAS, the Original Indenture and the aforesaid Supplemental Indentures have been recorded as follows:

                                                        IN THE OFFICE OF
                                                         THE REGISTER OF
                                    IN THE NASSAU          THE CITY OF
                                   COUNTY CLERK'S           NEW YORK
                                       OFFICE            (QUEENS COUNTY)
                                   --------------       ----------------

                                  Liber of              Liber of
                                 Mortgages      Page   Mortgages     Page
                                 ---------      ----   ---------     ----
 Original Indenture  . . . .        4450           1      6475          1
 Supplemental Indentures:
   First . . . . . . . . . .        4464          69      6484        377
   Second  . . . . . . . . .        4724         389      6638        171
   Third . . . . . . . . . .        5041         428      6799        141
   Fourth  . . . . . . . . .        5405         370      6966        422
   Fifth . . . . . . . . . .        5703          64      7110        648
   Sixth . . . . . . . . . .        6007         521      7273        281
   Seventh . . . . . . . . .        6273         326      7451        458

                                       3
          Long Island Lighting Company-Fiftieth Supplemental Indenture

                                                        IN THE OFFICE OF
                                                         THE REGISTER OF
                                    IN THE NASSAU          THE CITY OF
                                   COUNTY CLERK'S           NEW YORK
                                       OFFICE            (QUEENS COUNTY)
                                   --------------       ----------------

                                 LIBER OF               LIBER OF
                                 MORTGAGES    PAGE      MORTGAGES   PAGE
                                 ---------    ----      ---------   ----
 Supplemental Indentures:
   Eighth  . . . . . . . . .        6532       251        7612       211
   Ninth . . . . . . . . . .        6950        79        7884       530
   Tenth . . . . . . . . . .        7322         1        8158       387
   Eleventh  . . . . . . . .        7538        61        8416       388
   Twelfth . . . . . . . . .        7717       342        8639       323
   Thirteenth  . . . . . . .        7872       464          55*       90
   Fourteenth  . . . . . . .        8079       364         383*      438
   Fifteenth . . . . . . . .        8529       283         349**     429
   Sixteenth . . . . . . . .        8671       129         427**     242
   Seventeenth . . . . . . .        8744       104         468**    1768
   Eighteenth  . . . . . . .        8889       237         535**    1618
   Nineteenth  . . . . . . .        9027       144         601**    1250
   Twentieth . . . . . . . .        9291       274         725**    1786
   Twenty-first  . . . . . .        9365       240         766**    1373
   Twenty-second . . . . . .        9439        30         799**    1072
   Twenty-third  . . . . . .        9517       524         840**    1275
   Twenty-fourth . . . . . .        9570       458         862**     584
   Twenty-fifth  . . . . . .        9675        63         911**     544
   Twenty-sixth  . . . . . .        9778        58         953**     505
   Twenty-seventh  . . . . .        9814       558         985**     759
   Twenty-eighth . . . . . .        9919        64        1063**    1103
   Twenty-ninth  . . . . . .       10032        78        1143**    1125
   Thirtieth . . . . . . . .       10169        75        1239*     1812
   Thirty-first  . . . . . .       10285        74        1323**     816
   Thirty-second . . . . . .       10322        44        1351**     230
   Thirty-third  . . . . . .       10322       105        1351**     293
   Thirty-fourth . . . . . .       10379        68        1392**    1729
   Thirty-fifth  . . . . . .       10379       172        1392**    1604
   Thirty-sixth  . . . . . .       10423       170        1432**    1106
   Thirty-seventh  . . . . .       10471       471        1466**    1683
   Thirty-eighty . . . . . .       10542       769        1518**     938
   Thirty-ninth  . . . . . .       10571        57        1537**     767

---------------
   *Liber of Records.
  **Reel.

                                       4
          Long Island Lighting Company-Fiftieth Supplemental Indenture

                                       IN THE SUFFOLK           IN THE OFFICE OF
                                       COUNTY CLERK'S           THE REGISTRAR OF
                                           OFFICE                SUFFOLK COUNTY
                                       --------------           ----------------

                                          LIBER OF
                                         MORTGAGES      PAGE      DOCUMENT NO.
                                         ---------      ----      ------------
 Original Indenture  . . . . . . .          1884           1          29050
 Supplemental Indentures:
   First Indenture . . . . . . . .          1889         569          29279
   Second Indenture  . . . . . . .          2006          74          35843
   Third . . . . . . . . . . . . .          2143         211          43709
   Fourth  . . . . . . . . . . . .          2326         488          52211
   Fifth . . . . . . . . . . . . .          2539         317          59824
   Sixth . . . . . . . . . . . . .          2773         327          68422
   Seventh . . . . . . . . . . . .          3015          86          78200
   Eighth  . . . . . . . . . . . .          3251           5          88155
   Ninth . . . . . . . . . . . . .          3678         380         106597
   Tenth . . . . . . . . . . . . .          4081          14         122751
   Eleventh  . . . . . . . . . . .          4390          72         134155
   Twelfth . . . . . . . . . . . .          4664         366         143894
   Thirteenth  . . . . . . . . . .          4890         405         151648
   Fourteenth  . . . . . . . . . .          5130         543         160481
   Fifteenth . . . . . . . . . . .          5682         431         179778
   Sixteenth . . . . . . . . . . .          5891          14         187577
   Seventeenth . . . . . . . . . .          6006         544         191628
   Eighteenth  . . . . . . . . . .          6236         195         198008
   Nineteenth  . . . . . . . . . .          6473         299         204868
   Twentieth . . . . . . . . . . .          6956         378         219354
   Twenty-first  . . . . . . . . .          7104          80         223591
   Twenty-second . . . . . . . . .          7221          17         226961
   Twenty-third  . . . . . . . . .          7358*        510         231531
   Twenty-fourth . . . . . . . . .          7445*        120         234028
   Twenty-fifth  . . . . . . . . .          7622*         61         239418
   Twenty-sixth  . . . . . . . . .          7773*        100         244098
   Twenty-seventh  . . . . . . . .          7882*        552         247933
   Twenty-eighth . . . . . . . . .          8149*         30         256465
   Twenty-ninth  . . . . . . . . .          8401*        574         263862
   Thirtieth . . . . . . . . . . .          8689           1         271653

---------------
*Volume of Mortgages.

                                       5
          Long Island Lighting Company-Fiftieth Supplemental Indenture

                                     IN THE SUFFOLK             IN THE OFFICE OF
                                     COUNTY CLERK'S             THE REGISTRAR OF
                                         OFFICE                  SUFFOLK COUNTY
                                     --------------             ----------------

                                        LIBER OF
                                        MORTGAGES       PAGE      DOCUMENT NO.
                                        ---------       ----      ------------
 Supplemental Indentures:
   Thirty-first  . . . . . . . .          8950            38         278932
   Thirty-second . . . . . . . .          9034           385         281160
   Thirty-third  . . . . . . . .          9034           446         281157
   Thirty-fourth . . . . . . . .          9169            97         284686
   Thirty-fifth  . . . . . . . .          9169           161         284688
   Thirty-sixth  . . . . . . . .          9271           423         287513
   Thirty-seventh  . . . . . . .          9374           279         290222
   Thirty-eighth . . . . . . . .          9519           563         293588
   Thirty-ninth  . . . . . . . .          9578           272         294810;


         WHEREAS, the Company and First National City Bank (now Citibank, N.A.), as Trustee, pursuant to Article Nine of the Uniform Commercial Code, have executed a Financing Statement which was filed in the State of New York on June 2, 1965, in the Department of State of the State of New York as File No. 65-124,203, and Continuation Statements numbered 48,738, 40,081, 73,660 and 123,589, which were filed, respectively, in the State of New York on April 21, 1970, May 15, 1975, May 23, 1980 and May 28, 1985, in the Department of State of the State of New York; and

         WHEREAS, a Fortieth Supplemental Indenture, dated as of February 29, 1984, wherein the Company accepts the resignation of Citibank, N.A., as Original Trustee under the Indenture, appoints J. Henry Schroder Bank & Trust Company as Successor Trustee under the Indenture and J. Henry Schroder Bank & Trust Company accepts such appointment, has been executed by the Company, Citibank, N.A. and J. Henry Schroder Bank & Trust Company and recorded as follows: In the Nassau County Clerk's Office in Liber 9538 of Deeds, Page 581 on March 1, 1984; in the Office of the Register of The City of New York (Queens County) on Reel 1647, Page 40 on March 5, 1984; in the Suffolk County Clerk's Office in Liber 9992 of Mortgages, Page 418 on March 5, 1984; and in the Office of the Registrar of Suffolk County as Document No. 301270 on March 5, 1984; and

         WHEREAS, the Company and First National City Bank (now Citibank, N.A.), as Trustee, pursuant to Article Nine of the Uniform Commercial Code, have executed an Amendment to the Financing Statement which was filed in the State of New York on May 28, 1985, in the Department of State of the State of New York as File No. 123,590, and an

                                       6
          Long Island Lighting Company-Fiftieth Supplemental Indenture

Assignment Statement on May 28, 1985 numbered 123,591 to J. Henry Schroder Bank & Trust Company, and on April 23, 1990 the Company and J. Henry Schroder Bank & Trust Company filed a Continuation Statement numbered 83,189 and an Amendment Statement numbered 83,190; and

         WHEREAS, thereafter the Company executed and delivered to the Successor Trustee a Forty-first Supplemental Indenture, dated as of September 1, 1984, a Forty-second Supplemental Indenture, dated as of October 1, 1984, a Forty-third Supplemental Indenture, dated as of June 1, 1985, a Forty-fourth Supplemental Indenture, dated as of April 1, 1986, a Forty-fifth Supplemental Indenture, dated as of February 1, 1991, a Forty-sixth Supplemental Indenture, dated as of May 1, 1991, a Forty-seventh Supplemental Indenture, dated as of July 1, 1991, a Forty-eighth Supplemental Indenture, dated as of May 1, 1992, and a Forty-ninth Supplemental Indenture dated as of July 1, 1992, creating the Company's First Mortgage Bonds, Series RR, SS, TT, UU, VV, WW, XX, YY, ZZ, AAA, BBB and CCC, respectively, and confirming the lien of the Indenture on certain property, rights, privileges and franchises acquired since the execution and delivery of the Original Indenture; and

         WHEREAS, the aforesaid Supplemental Indentures have been recorded as follows:

                                                                IN THE OFFICE OF
                                                                 THE REGISTER OF
                                             IN THE                THE CITY OF
                                         NASSAU COUNTY              NEW YORK
                                         CLERK'S OFFICE          (QUEENS COUNTY)
                                         --------------         ----------------

                                       LIBER OF
                                      MORTGAGES      PAGE       REEL        PAGE
                                      ---------      ----       ----        ----
 Supplemental Indentures:
   Forty-first . . . . . . . . . .      10945         622       1742         680
   Forty-second  . . . . . . . . .      10988         758       1772        1463
   Forty-third . . . . . . . . . .      11159          60       1877         735
   Forty-fourth  . . . . . . . . .      11487          95       2073           1
   Forty-fifth . . . . . . . . . .      13715         178       3121        1996
   Forty-sixth . . . . . . . . . .      13782         196       3149         569
   Forty-seventh . . . . . . . . .      13859         167       3185        1156
   Forty-eighth  . . . . . . . . .      14060         193       3319        2469
   Forty-ninth . . . . . . . . . .      14113         170       3365         698

                                       7
          Long Island Lighting Company-Fiftieth Supplemental Indenture







                                             IN THE              IN THE OFFICE OF
                                         SUFFOLK COUNTY          THE REGISTRAR OF
                                         CLERK'S OFFICE           SUFFOLK COUNTY
                                         --------------          ----------------

                                            LIBER OF
                                           MORTGAGES      PAGE      DOCUMENT NO.
                                           ---------      ----      ------------
 Supplemental Indentures:
   Forty-first . . . . . . . . . . .         10357           1        306374
   Forty-second  . . . . . . . . . .         10465         165        307994
   Forty-third . . . . . . . . . . .         10849         202        313990
   Forty-fourth  . . . . . . . . . .         11550         227        323439
   Forty-fifth . . . . . . . . . . .         16595           1        388389
   Forty-sixth . . . . . . . . . . .         16737         201        390447
   Forty-seventh . . . . . . . . . .         16923         299        392730
   Forty-eighth  . . . . . . . . . .         17664         247        401508
   Forty-ninth . . . . . . . . . . .         17933         227        404359


                                              IN THE
                                           OSWEGO COUNTY
                                          CLERK'S OFFICE
                                         ----------------

                                          BOOK OF
                                         MORTGAGES   PAGE
                                         ---------   ----
   Forty-fourth  . . . . . . . . . .        869      106
   Forty-fifth . . . . . . . . . . .       1227       77
   Forty-sixth . . . . . . . . . . .       1242       85
   Forty-seventh . . . . . . . . . .       1264       71
   Forty-eighth  . . . . . . . . . .       1334      168
   Forty-ninth . . . . . . . . . . .       1357      175; and


         WHEREAS, the Organization Certificate of J. Henry Schroder Bank & Trust Company, filed in the Office of the Superintendent of Banks of the State of New York, was amended, effective January 1, 1987, to provide that J. Henry Schroder Bank & Trust Company be named IBJ Schroder Bank & Trust Company; and

         WHEREAS, the Original Indenture, together with the aforesaid forty-nine supplemental indentures and this Fiftieth Supplemental Indenture, is hereinafter called "the Indenture;" and

                                       8
          Long Island Lighting Company-Fiftieth Supplemental Indenture


         WHEREAS, as required by Section 5.14 of the General and Refunding Indenture dated as of June 1, 1975 between the Company and Manufacturers Hanover Trust Company, as Trustee ("the General and Refunding Indenture"), the Company desires by this Fiftieth Supplemental Indenture to create two series of Bonds to be issued under the Indenture, to designate or otherwise distinguish such series, to specify the particulars necessary to describe and define the same, and to specify such other terms, provisions and agreements in respect thereto as are in the Indenture provided or permitted; and

         WHEREAS, in the Original General and Refunding Indenture, the Company has heretofore granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged and confirmed unto the Trustee, the property, rights, privileges and franchises set forth in said Original General and Refunding Indenture as follows:

                                  CLAUSE FIRST

                 All the property particularly described in Schedule A hereto annexed and hereby made a part hereof as fully as if set forth herein at length.

                                 CLAUSE SECOND

                 All other property, real, personal or mixed (other than "Excepted Property" as hereinafter defined), of every kind and description and wheresoever situate, now owned or which may be hereafter acquired by the Company, to the extent of all of the Company's ownership interest therein, regardless of whether such ownership interest constitutes the entire ownership interest in the property concerned or whether it be a jointly held interest in common with others divided or undivided, it being the intention hereof that all property, rights, privileges and franchises now owned by the Company after the date hereof (other than Excepted Property) shall be as fully embraced within and subjected to the Lien hereof as if such property were specifically described herein.

                                  CLAUSE THIRD

                 Also any property, including Excepted Property, that may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the Lien hereof by the Company or by anyone in its behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder. Such subjection to the Lien hereof of any such property as additional security may be made

                                       9
          Long Island Lighting Company-Fiftieth Supplemental Indenture

         subject to any reservations, limitations or conditions which shall be set forth in a writing executed by the Company or the Person so acting in its behalf and/or the Trustee respecting the use and disposition of such property or the proceeds thereof.

                                 CLAUSE FOURTH

                 Together with all the rents, issues, profits and other income of the property subjected or required to be subjected to the Lien of the General and Refunding Indenture; and all the estate, right, title and interest of every nature whatsoever of the Company in and to the same and every part and parcel thereof.

                               EXCEPTED PROPERTY

                 There is, however, expressed excepted and excluded from the Lien and operation of the General and Refunding Indenture the following described property of the Company, now owned or hereafter acquired (herein sometimes called "Excepted Property"):

                    A. All cash on hand or in banks; all bills, notes and accounts receivable; all choses in action and judgments; all shares of stock, bonds, notes, evidences of indebtedness and other securities; and all contracts and operating agreements;

                    B. All goods, wares, materials, merchandise, appliances and supplies acquired for the purpose of sale in the ordinary course of business; and all fuel (including nuclear fuel), materials and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the business of the Company;

                    C. The last day of the term of each leasehold estate (oral or written) and/or any agreement therefor, now or hereafter enjoyed by the Company, and whether falling within a general or specific description of property herein;

                    D. All electric energy, gas, heat and other products generated, manufactured, produced or purchased by the Company for sale or distribution in the ordinary course of its business;

                    E. Property acquired by the Company as a result of any consolidation or merger to which the Company may be a party which, to the extent specified in Section 13.05 hereof,

                                       10
          Long Island Lighting Company-Fiftieth Supplemental Indenture

                 does not become subject to the Lien of this General and Refunding Indenture;

                    F.  Airplanes and flight equipment; and

                    G.  Property located outside the State of New York.

                 The Company may, or if expressed required by the terms of this General and Refunding Indenture shall, however, pursuant to Clause Third, subject to the Lien hereof any Excepted Property, whereupon the same shall cease to be Excepted Property and if, upon the occurrence of a completed default as specified in Section 10.01 hereof, the Trustee or a receiver appointed hereunder shall enter upon and take possession of the Mortgaged Property, the Trustee or such receiver may also, to the extent permitted by law, take possession of any Excepted Property, whereupon the same shall cease to be Excepted Property; and

         WHEREAS, in the supplemental indentures to the Original General and Refunding Indenture, the Company has heretofore granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged and confirmed upon the Trustee all the property particularly described in each Schedule A thereto annexed and made a part thereof, and all the property, real, personal or mixed, rights, privileges and franchises (other than Excepted Property), of every kind and description and wheresoever situate, as specified in Granting Clauses First, Second, Third and Fourth of the Original General and Refunding Indenture; and

         WHEREAS, since the execution and delivery of the Original Indenture, the Company has acquired certain property, rights, privileges and franchises which by the terms of the Original Indenture are subject to the lien of the Indenture, and the Company desires to confirm the lien of the Indenture on said property, rights, privileges and franchises so acquired in accordance with the provisions of the Indenture; and

         WHEREAS, all the conditions and requirements necessary to make this Fiftieth Supplemental Indenture when duly executed a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed have been done, performed and fulfilled, and the execution and delivery of this Fiftieth Supplemental Indenture have in all respects been duly authorized by resolution of the Board of Directors of the Company;

         NOW, THEREFORE, in consideration of the premises and of the sum of $1 paid to the Company by the Trustee at or before the execution and delivery hereof, the receipt whereof is hereby acknowledged, and of other good and valuable considerations, the Company does hereby acknowledge

                                       11
          Long Island Lighting Company-Fiftieth Supplemental Indenture

and confirm that it has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged and confirmed, and by these presents the Company does hereby grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge and confirm unto the Trustee all property, real, personal or mixed, rights, privileges and franchises (other than Excepted Property as defined in the Indenture), of every kind and description and wheresoever situate, acquired by the Company since the execution and delivery of the Original Indenture.

         TO HAVE AND TO HOLD all such property, rights, privileges and franchises as part of the Trust Estate (as defined in the Indenture) with like effect as though originally included therein.

         IN TRUST NEVERTHELESS for the same purposes and upon the same terms, trusts and conditions, and subject to and with the same provisos and covenants, as are set forth in the Indenture, with the same force and effect as though such property had been particularly described in the Granting Clauses of the Original Indenture.

         The Company does hereby covenant and agree with the Trustee as follows:

                                   ARTICLE I

                FIRST MORTGAGE BONDS, SERIES DDD 7-5/8% DUE 1998

         SECTION 1. There is hereby created a series of Bonds to be issued under and secured by the Indenture to be designated as "First Mortgage Bonds, Series DDD 7-5/8% Due 1998" of the Company ("the Bonds of Series DDD"), and the form thereof shall be substantially as hereinafter recited. The principal amount of Bonds of Series DDD which may be authenticated and delivered under this Supplemental Indenture shall be limited to One Hundred Million Dollars ($100,000,000), except for Bonds of Series DDD authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Bonds of Series DDD pursuant to the provisions of the Original Indenture, as from time to time amended and supplemented, or of this Supplemental Indenture. An aggregate principal amount of One Hundred Million Dollars ($100,000,000) of the Bonds of Series DDD may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery. From time to time, so long as the aggregate principal amount of the Bonds of Series DDD authenticated and delivered does not exceed the limitation hereinabove set forth, and subject to the terms and conditions of the Indenture relative to the authentication and delivery of Bonds, Bonds of Series DDD additional to the initial issue thereof may be executed by the Company and delivered to the Trustee for authentication and delivery. The Bonds of Series DDD shall be registered Bonds without coupons in

                                       12
          Long Island Lighting Company-Fiftieth Supplemental Indenture

denominations of $1,000 or any multiple thereof, and of such amount of each denomination as may be executed by the Company and delivered to the Trustee for authentication and delivery. The Bonds of Series DDD shall mature April 15, 1998, and shall bear interest at the rate of seven and five-eighths per centum (7-5/8%) per annum, payable semi-annually on April 15 and October 15 in each year, commencing on the date specified in such Bond as below provided as the commencement date of the first interest period, until the principal thereof shall have become due and payable. Interest shall be payable on overdue principal of the Bonds of Series DDD and (to the extent that payment of such interest is enforceable under applicable law) on overdue instalments of interest of Bonds of Series DDD at the rate of six per centum (6%) per annum. Both the principal of and interest on the Bonds of Series DDD shall be paid at the office or agency of the Company in the Borough of Manhattan in The City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

         SECTION 2. The provisions of the second paragraph of Section 2.05 of the Indenture shall not be applicable to the Bonds of Series DDD. All Bonds of Series DDD shall be dated the date of their authentication, and shall bear interest from the date specified in such Bond as below provided as the commencement of the first interest period, or from the most recent interest date to which interest has been paid or duly provided for. Interest on any Bond of Series DDD which is payable, and is punctually paid or duly provided for, on any interest date shall be paid to the person in whose name that Bond (or one or more Bonds of Series DDD evidencing all or a portion of the same debt) is registered at the close of business on the Regular Record Date for such interest which shall be the first day of April or October, as the case may be, next preceding such interest date whether or not such first day of April or October is a day which is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to be closed (hereinafter a "Business Day").

         SECTION 3. Any interest on any Bond of Series DDD which is payable, but is not punctually paid or duly provided for, on any interest date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or Clause (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Bonds of Series DDD (or the respective Bonds of Series DDD evidencing all or a portion of the same debt) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall

                                       13
          Long Island Lighting Company-Fiftieth Supplemental Indenture

         notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond of Series DDD and the date of the proposed payment, and at the same time the Company shall make arrangements satisfactory to the Trustee for the deposit with the Trustee of an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 5 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each holder of a Bond of Series DDD at his address as it appears in the Bond register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a daily newspaper in the Borough of Manhattan in The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Bonds of Series DDD (or the respective Bonds of Series DDD evidencing all or a portion of the same debt) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of Series DDD may be listed, and upon such notice as may be required by such exchange, if after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

         SECTION 4. The Bonds of Series DDD shall be redeemable at a redemption price of one hundred per centum (100%) of their principal amount, together with accrued interest thereon from the interest date to which interest has previously been paid or made available for payment to the date fixed for redemption, upon the application of Trust Moneys pursuant to

                                       14
          Long Island Lighting Company-Fiftieth Supplemental Indenture

the last paragraph of Section 9.04, and Sections 9.10 and 9.11 of the Indenture.

         Bonds of Series DDD shall be redeemed in accordance with their terms and Article Eleven of the Indenture.

         SECTION 5.  In order to prevent the application of the provisions of
Section 9.10 of the Indenture requiring the redemption of Bonds pursuant to said Section, the Company shall use its best efforts to take such action as may be necessary so that at no time shall there have been on deposit at all times during the preceding three years Trust Moneys in an amount in excess of $25,000.

         The Company shall, in the manner provided in Sections 9.04A and 12.01 of the Indenture, use its best efforts to make alternative directions and designations so that it shall not be required by the provisions of said Sections to purchase or redeem any Bonds of Series DDD.

         SECTION 6. No payment by way of principal or interest on any Bond of Series DDD shall be made if the Trustee shall have received written notice signed on behalf of the registered holder of such Bond of Series DDD stating that the same has been waived by such registered holder and such waiver shall not have been revoked, all in the manner and at the times hereinafter specified. With respect to principal of any Bond of Series DDD becoming due and payable on any date, said notice shall be on file with the Trustee at the close of business on said due date if said due date is a Business Day, or, if said due date is not a Business Day, then on the Business Day next following said due date. With respect to any instalment of interest on any Bond of Series DDD, said notice shall be on file with the Trustee at the close of business on the date which is the 30th day after the date fixed for payment of such instalment or, if said 30th day is not a Business Day, on the Business Day next preceding said 30th day. The above-mentioned notices of waiver may be revoked by written notice signed and filed with the Trustee in the same manner specified herein for a notice of waiver.

         Unless a waiver is so revoked, (a) at the close of business on the date when any principal of any Bond of Series DDD with respect to which a waiver was on file with the Trustee as aforesaid shall become due and payable or, if said due date is not a Business Day, on the Business Day next following said due date, such principal shall cease to be payable, and interest shall thereupon cease to accrue thereon, and (b) at the close of business on the date which is the 30th day after the date fixed for payment of any instalment of interest with respect to which a waiver was on file with the Trustee as aforesaid or, if said 30th day is not a Business Day, on the

                                       15
          Long Island Lighting Company-Fiftieth Supplemental Indenture

Business Day next preceding said 30th day, such instalment shall cease to be payable.

         Said notice shall specify the certificate numbers and denominations of Bonds of Series DDD to which it applies and the principal or instalments of interest being thereby waived and shall state that the person signing or on whose behalf it is signed is the registered holder of said Bonds of Series DDD, that said Bonds of Series DDD are in said registered holder's possession and, if required by the Trustee, will be promptly produced for inspection by the Trustee, that payment of the principal of or instalments of interest specified therein are thereby waived, that said notice is being delivered to the Trustee for the purpose of being relied on by the Trustee in the administration of the trust under the Indenture, that the Trustee may so rely and that the person(s) signing are thereunto duly authorized.

         Where the person on whose behalf a notice is given is a corporation, said notice shall be signed by the President or any Vice President, Cashier, Controller, Treasurer, Trust Officer or Assistant Vice President, and by an Assistant Cashier, Assistant Controller, Assistant Treasurer or Assistant Trust Officer.

         The Trustee shall be entitled to rely upon and shall be fully protected in relying upon written notices delivered to it in accordance with this Section 6.

         SECTION 7. The Company covenants that the annual interest charges on the Bonds of Series DDD which would be payable except for the waiver of such payment described in Section 6 hereof shall be included as annual interest charges upon the Company's Secured Debt (as defined in the Indenture) for the purpose of any Gross Income Certificate under the Indenture.

         SECTION 8. All Bonds of Series DDD shall, upon surrender to the Trustee at its corporate trust office, be exchangeable for other Bonds of Series DDD of a different authorized denomination or denominations, as requested by the holder surrendering the same, but of a like aggregate principal amount. The Company will execute and the Trustee shall authenticate and deliver registered Bonds of Series DDD whenever the same shall be required for any such exchange.

         For any exchange of Bonds of Series DDD (other than exchanges expressly provided in the Indenture to be made at the Company's own expense or without expense or without charge to Bondholders) or for any transfer of any Bond of Series DDD, the Company, at its option, may require the payment by the Bondholder of a sum sufficient to reimburse it for any stamp tax and/or any other governmental charge incident thereto,

                                       16
          Long Island Lighting Company-Fiftieth Supplemental Indenture

but, notwithstanding the provisions of the last paragraph of Section 2.08 of the Indenture, no other charge shall be made by the Company for any such exchange or transfer.

         The right reserved by the Company in the first paragraph of Section
2.06 of the Indenture not to make any transfers or exchanges of Bonds for a period of 10 days next preceding any interest payment date shall not be applicable to transfers or exchanges of Bonds of Series DDD.

         Except as hereinabove provided in this Section, exchanges of Bonds of Series DDD shall be subject to Sections 2.06 and 2.08 of the Indenture.

         The Trustee is hereby appointed Registrar of the Bonds of Series DDD for the purpose of registering and transferring Bonds of Series DDD as provided in the Indenture.

         SECTION 9. The form of the Bonds of Series DDD and the certificate of authentication of the Trustee to be executed thereon are to be substantially in the following forms, respectively, with such variations as are permitted in the Indenture for registered Bonds without coupons:

                    [FORM OF BONDS OF SERIES DDD FACE SIDE]

                          LONG ISLAND LIGHTING COMPANY

Registered                                                            Registered

                              FIRST MORTGAGE BOND

                           SERIES DDD 7-5/8% DUE 1998

$                                                                              $
NUMBER

         LONG ISLAND LIGHTING COMPANY, a corporation of the State of New York (hereinafter called "the Company"), for value received, hereby promises to pay
to                                              or registered assigns, at the
close of business on April 15, 1998, if said due date is a day (herein called a "Business Day") which is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to be closed, or, if said due date is not a Business Day, then on the Business Day next following
said due date,                                    Dollars, and to pay interest
thereon from the date of the initial issuance of the Bonds of this Series, or from the most recent interest date to which interest has been paid or duly provided for, at the rate of seven and five-eighths per centum (7-5/8%) per annum, semi-annually at the close of business on April 15 and October 15 in each year, commencing on October 15, 1994 or, if said April 15 or October 15 is not a Business Day, on the Business Day next following

                                       17
          Long Island Lighting Company-Fiftieth Supplemental Indenture

said date, until the principal hereof shall have become due and payable, and to pay interest on any overdue principal and (to the extent enforceable under applicable law) on any overdue instalment of interest at the rate of six per centum (6%) per annum. The principal hereof and interest hereon shall be payable at the office or agency of the Company in the Borough of Manhattan in The City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

         The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Bond shall not be valid until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture hereinafter mentioned.

         IN WITNESS WHEREOF, LONG ISLAND LIGHTING COMPANY has caused this Bond to be executed in its corporate name with the facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon, attested by the facsimile signature of its Secretary or of an Assistant Secretary.

Dated:
                                              LONG ISLAND LIGHTING
                                              COMPANY

                                              By
                                                --------------------------------
                                                           President

Attest:

------------------------------
          Secretary
                                              [Form of the Trustee's Certificate
                                                              of
                                                        Authentication]

         This is one of the Bonds, of the Series designated therein, described in the within mentioned Indenture.

                                              IBJ SCHRODER BANK & TRUST
                                                COMPANY, AS TRUSTEE

                                              By
                                                --------------------------------
                                                       Authorized Officer

                                       18
          Long Island Lighting Company-Fiftieth Supplemental Indenture


                  [FORM OF BOND OF SERIES DDD -- REVERSE SIDE]

                          LONG ISLAND LIGHTING COMPANY

                              FIRST MORTGAGE BOND

                           SERIES DDD 7-5/8% DUE 1998

                                  (Continued)

         The interest so payable, and punctually paid or duly provided for, on any interest date will, as provided in the Indenture hereinafter mentioned, be paid to the person in whose name this Bond (or any Bond or Bonds evidencing all or a portion of the same debt) is registered at the close of business on the Regular Record Date for such interest which shall be the first day of April or October, as the case may be (whether or not a Business Day), next preceding such interest date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the person in whose name this Bond (or any Bond or Bonds evidencing all or a portion of the same debt) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the registered holder hereof not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture hereinafter mentioned.

         If an Event of Default, as defined in the Indenture hereinafter mentioned, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture hereinafter mentioned.

         This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds", not limited in principal amount except as in the Indenture hereinafter mentioned provided, issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking or other fund may afford additional special security for the Bonds of any particular series) by, an Indenture of Mortgage and Deed of Trust dated as of September 1, 1951, executed by the Company to City Bank Farmers Trust Company (subsequently converted into First National City Trust Company, which was merged into First National City Bank, now named Citibank, N.A.), as Trustee (hereinafter referred to as "the Trustee"

                                       19
          Long Island Lighting Company-Fiftieth Supplemental Indenture

which term includes any successor trustee) (herein, together with all indentures supplemental thereto, called "the Indenture") to which Indenture reference is hereby made for a description of the properties thereby mortgaged and conveyed, the nature and extent of the security, the rights of the holders of said Bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said Bonds are and are to be authenticated and delivered.

         As provided in the Indenture, said Bonds are issuable in series which may vary as to maturity, interest and otherwise as in the Indenture provided or permitted. This Bond is one of a series entitled "First Mortgage Bonds, Series DDD 7-5/8% Due 1998" created by a Fiftieth Supplemental Indenture dated as of June 1, 1994, as provided for in the Indenture.

         As provided in, and to the extent permitted by, the Indenture, the rights and obligations of the Company and of the holders of said Bonds may be modified by the Company with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the Bonds of all series then outstanding which are affected by such modification (excluding Bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture). The Indenture provides, among other things, that, without the consent of the holder hereof, no such modification shall effect the reduction, or the extension of the stated time of payment, of the principal hereof, or of the interest hereon, or permit the creation of any lien on the properties so mortgaged and conveyed prior to or on a parity with the lien of the Indenture (except as therein expressly permitted) or deprive the holder hereof of the lien created by the Indenture on said properties. The holders of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of all Bonds of all series then outstanding (excluding Bonds disqualified as aforesaid) may on behalf of the holders of all such Bonds waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, or premium or interest on, any of the Bonds as and when the same shall become due by the terms of such Bonds or a call for redemption.

         No recourse shall be had for the payment of the principal of or the interest or premium on this Bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof; provided, however, that nothing herein or in

                                       20
          Long Island Lighting Company-Fiftieth Supplemental Indenture

the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.

         This Bond is transferable by the registered owner hereof, in person or by attorney authorized in writing, at the corporate trust office of the Trustee, and at such other offices or agencies as may be required to be maintained for such purpose to comply with the rules of any securities exchange on which the Bonds of this Series may at the time be listed, upon surrender of this Bond, and upon any such transfer of a new Bond or Bonds, of the same series for the same aggregate principal amount, will be issued to the transferee in exchange herefor, without payment of any charge other than stamp taxes and other governmental charges incident thereto. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, whether or not this Bond shall be overdue, for the purpose of receiving payment as herein provided and for all other purposes.

         The Bonds of this Series are issuable as registered Bonds without coupons in denominations of $1,000 and/or any multiple thereof authorized by the Company. As provided in the Indenture, Bonds of this Series are exchangeable for other Bonds of this Series of a different authorized denomination or denominations, as requested by the holder surrendering the same, without payment of any charge other than stamp taxes and other governmental charges incident thereto.

         The Company shall not be required to make any transfer or exchange of this Bond for a period of 10 days next preceding the mailing of notice of redemption of any Bonds of this Series.

         The Bonds of this Series are subject to redemption upon prior notice given as provided in the Indenture, upon payment of one hundred per centum (100%) of the principal amount so redeemed together with interest accrued thereon to the date fixed for redemption in the event that all or substantially all of the Electric Property or all or substantially all of the Gas Property of the Company shall be released or substantially all of the Trust Estate (with certain exceptions) shall be taken by eminent domain or sold in anticipation of such taking.

         Bonds for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.


              [END OF REVERSE SIDE OF FORM OF BOND OF SERIES DDD]

                                       21
          Long Island Lighting Company-Fiftieth Supplemental Indenture



                                   ARTICLE II

                FIRST MORTGAGE BONDS, SERIES EEE 8-5/8% DUE 2004

         SECTION 1. There is hereby created a series of Bonds to be issued under and secured by the Indenture to be designated as "First Mortgage Bonds, Series EEE 8-5/8% Due 2004" of the Company ("the Bonds of Series EEE"), and the form thereof shall be substantially as hereinafter recited. The principal amount of Bonds of Series EEE which may be authenticated and delivered under this Supplemental Indenture shall be limited to One Hundred and Sixty-four Million Dollars ($164,000,000), except for Bonds of Series EEE authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Bonds of Series EEE pursuant to the provisions of the Original Indenture, as from time to time amended and supplemented, or of this Supplemental Indenture. An aggregate principal amount of One Hundred and Sixty-four Million Dollars ($164,000,000) of the Bonds of Series EEE may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery. From time to time, so long as the aggregate principal amount of the Bonds of Series EEE authenticated and delivered does not exceed the limitation hereinabove set forth, and subject to the terms and conditions of the Indenture relative to the authentication and delivery of Bonds, Bonds of Series EEE additional to the initial issue thereof may be executed by the Company and delivered to the Trustee for authentication and delivery. The Bonds of Series EEE shall be registered Bonds without coupons in denominations of $1,000 or any multiple thereof, and of such amount of each denomination as may be executed by the Company and delivered to the Trustee for authentication and delivery. The Bonds of Series EEE shall mature April 15, 2004 and shall bear interest at the rate of eight and five-eighths per centum (8-5/8%) per annum, payable semi-annually on April 15 and October 15 in each year, commencing on the date specified in such Bond as below provided as the commencement date of the first interest period, until the principal thereof shall have become due and payable. Interest shall be payable on overdue principal of the Bonds of Series EEE and (to the extent that payment of such interest is enforceable under applicable law) on overdue instalments of interest of Bonds of Series EEE at the rate of six per centum (6%) per annum. Both the principal of and interest on the Bonds of Series EEE shall be paid at the office or agency of the Company in the Borough of Manhattan in The City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

         SECTION 2. The provisions of the second paragraph of Section 2.05 of the Indenture shall not be applicable to the Bonds of Series EEE. All Bonds of Series EEE shall be dated the date of their authentication, and shall

                                       22
          Long Island Lighting Company-Fiftieth Supplemental Indenture

bear interest from the date specified in such Bond as below provided as the commencement of the first interest period, or from the most recent interest date to which interest has been paid or duly provided for. Interest on any Bond of Series EEE which is payable, and is punctually paid or duly provided for, on any interest date shall be paid to the person in whose name that Bond (or one or more Bonds of Series EEE evidencing all or a portion of the same debt) is registered at the close of business on the Regular Record Date for such interest which shall be the first day of April or October, as the case may be, next preceding such interest date whether or not such first day of April or October is a day which is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to be closed (hereinafter a "Business Day").

         SECTION 3. Any interest on any Bond of Series EEE which is payable, but is not punctually paid or duly provided for, on any interest date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or Clause (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Bonds of Series EEE (or the respective Bonds of Series EEE evidencing all or a portion of the same debt) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond of Series EEE and the date of the proposed payment, and at the same time the Company shall make arrangements satisfactory to the Trustee for the deposit with the Trustee of an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 5 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each holder of a Bond of Series EEE at his address as it appears in the Bond register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name

                                       23
          Long Island Lighting Company-Fiftieth Supplemental Indenture

         and at the expense of the Company, cause a similar notice to be published at least once in a daily newspaper in the Borough of Manhattan in The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Bonds of Series EEE (or the respective Bonds of Series EEE evidencing all or a portion of the same debt) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of Series EEE may be listed, and upon such notice as may be required by such exchange, if after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

         SECTION 4. The Bonds of Series EEE shall be redeemable at a redemption price of one hundred per centum (100%) of their principal amount, together with accrued interest thereon from the interest date to which interest has previously been paid or made available for payment to the date fixed for redemption, upon the application of Trust Moneys pursuant to the last paragraph of Section 9.04, and Sections 9.10 and 9.11 of the Indenture.

         Bonds of Series EEE shall be redeemed in accordance with their terms and Article Eleven of the Indenture.

         SECTION 5.  In order to prevent the application of the provisions of
Section 9.10 of the Indenture requiring the redemption of Bonds pursuant to said Section, the Company shall use its best efforts to take such action as may be necessary so that at no time shall there have been on deposit at all times during the preceding three years Trust Moneys in an amount in excess of $25,000.

         The Company shall, in the manner provided in Sections 9.04A and 12.01 of the Indenture, use its best efforts to make alternative directions and designations so that it shall not be required by the provisions of said Sections to purchase or redeem any Bonds of Series EEE.

         SECTION 6. No payment by way of principal or interest on any Bond of Series EEE shall be made if the Trustee shall have received written notice signed on behalf of the registered holder of such Bond of Series EEE

                                       24
          Long Island Lighting Company-Fiftieth Supplemental Indenture

stating that the same has been waived by such registered holder and such waiver shall not have been revoked, all in the manner and at the times hereinafter specified. With respect to principal of any Bond of Series EEE becoming due and payable on any date, said notice shall be on file with the Trustee at the close of business on said due date if said due date is a Business Day, or, if said due date is not a Business Day, then on the Business Day next following said due date. With respect to any instalment of interest on any Bond of Series EEE, said notice shall be on file with the Trustee at the close of business on the date which is the 30th day after the date fixed for payment of such instalment or, if said 30th day is not a Business Day, on the Business Day next preceding said 30th day. The above-mentioned notices of waiver may be revoked by written notice signed and filed with the Trustee in the same manner specified herein for a notice of waiver.

         Unless a waiver is so revoked, (a) at the close of business on the date when any principal of any Bond of Series EEE with respect to which a waiver was on file with the Trustee as aforesaid shall become due and payable or, if said due date is not a Business Day, on the Business Day next following said due date, such principal shall cease to be payable, and interest shall thereupon cease to accrue thereon, and (b) at the close of business on the date which is the 30th day after the date fixed for payment of any instalment of interest with respect to which a waiver was on file with the Trustee as aforesaid or, if said 30th day is not a Business Day, on the Business Day next preceding said 30th day, such instalment shall cease to be payable.

         Said notice shall specify the certificate numbers and denominations of Bonds of Series EEE to which it applies and the principal or instalments of interest being thereby waived and shall state that the person signing or on whose behalf it is signed is the registered holder of said Bonds of Series EEE, that said Bonds of Series EEE are in said registered holder's possession and, if required by the Trustee, will be promptly produced for inspection by the Trustee, that payment of the principal of or instalments of interest specified therein are thereby waived, that said notice is being delivered to the Trustee for the purpose of being relied on by the Trustee in the administration of the trust under the Indenture, that the Trustee may so rely and that the person(s) signing are thereunto duly authorized.

         Where the person on whose behalf a notice is given is a corporation, said notice shall be signed by the President or any Vice President, Cashier, Controller, Treasurer, Trust Officer or Assistant Vice President, and by an Assistant Cashier, Assistant Controller, Assistant Treasurer or Assistant Trust Officer.

                                       25
          Long Island Lighting Company-Fiftieth Supplemental Indenture

         The Trustee shall be entitled to rely upon and shall be fully protected in relying upon written notices delivered to it in accordance with this Section 6.

         SECTION 7. The Company covenants that the annual interest charges on the Bonds of Series EEE which would be payable except for the waiver of such payment described in Section 6 hereof shall be included as annual interest charges upon the Company's Secured Debt (as defined in the Indenture) for the purpose of any Gross Income Certificate under the Indenture.

         SECTION 8. All Bonds of Series EEE shall, upon surrender to the Trustee at its corporate trust office, be exchangeable for other Bonds of Series EEE of a different authorized denomination or denominations, as requested by the holder surrendering the same, but of a like aggregate principal amount. The Company will execute and the Trustee shall authenticate and deliver registered Bonds of Series EEE whenever the same shall be required for any such exchange.

         For any exchange of Bonds of Series EEE (other than exchanges expressly provided in the Indenture to be made at the Company's own expense or without expense or without charge to Bondholders) or for any transfer of any Bond of Series EEE, the Company, at its option, may require the payment by the Bondholder of a sum sufficient to reimburse it for any stamp tax and/or any other governmental charge incident thereto, but, notwithstanding the provisions of the last paragraph of Section 2.08 of the Indenture, no other charge shall be made by the Company for any such exchange or transfer.

         The right reserved by the Company in the first paragraph of Section
2.06 of the Indenture not to make any transfers or exchanges of Bonds for a period of 10 days next preceding any interest payment date shall not be applicable to transfers or exchanges of Bonds of Series EEE.

         Except as hereinabove provided in this Section, exchanges of Bonds of Series EEE shall be subject to Sections 2.06 and 2.08 of the Indenture.

         The Trustee is hereby appointed Registrar of the Bonds of Series EEE for the purpose of registering and transferring Bonds of Series EEE as provided in the Indenture.

         SECTION 9. The form of the Bonds of Series EEE and the certificate of authentication of the Trustee to be executed thereon are to be substantially in the following forms, respectively, with such variations as are permitted in the Indenture for registered Bonds without coupons:

                                       26
          Long Island Lighting Company-Fiftieth Supplemental Indenture

                    [FORM OF BONDS OF SERIES EEE FACE SIDE]

                          LONG ISLAND LIGHTING COMPANY

Registered                                                            Registered

                              FIRST MORTGAGE BOND

                           SERIES EEE 8-5/8% DUE 2004

$                                                                              $

NUMBER

         LONG ISLAND LIGHTING COMPANY, a corporation of the State of New York (hereinafter called "the Company"), for value received, hereby promises to pay
to                                              or registered assigns, at the
close of business on April 15, 2004, if said due date is a day (herein called a "Business Day") which is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to be closed, or, if said due date is not a Business Day, then on the Business Day next following
said due date,                                    Dollars, and to pay interest
thereon from the date of the initial issuance of the Bonds of this Series, or from the most recent interest date to which interest has been paid or duly provided for, at the rate of eight and five-eighths per centum (8-5/8%) per annum, semi-annually at the close of business on April 15 and October 15 in each year, commencing on October 15, 1994 or, if said April 15 or October 15 is not a Business Day, on the Business Day next following said date, until the principal hereof shall have become due and payable, and to pay interest on any overdue principal and (to the extent enforceable under applicable law) on any overdue instalment of interest at the rate of six per centum (6%) per annum. The principal hereof and interest hereon shall be payable at the office or agency of the Company in the Borough of Manhattan in The City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

         The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Bond shall not be valid until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture hereinafter mentioned.

                                       27
          Long Island Lighting Company-Fiftieth Supplemental Indenture

         IN WITNESS WHEREOF, LONG ISLAND LIGHTING COMPANY has caused this Bond to be executed in its corporate name with the facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon, attested by the facsimile signature of its Secretary or of an Assistant Secretary.

Dated:

                                              LONG ISLAND LIGHTING
                                              COMPANY

                                              By
                                                --------------------------------
                                                             President



Attest:

------------------------------
        Secretary


                                              [Form of the Trustee's Certificate
                                                              of
                                                        Authentication]



         This is one of the Bonds, of the Series designated therein, described in the within mentioned Indenture.

                                              IBJ SCHRODER BANK & TRUST
                                                COMPANY, AS TRUSTEE

                                              By
                                                --------------------------------
                                                      Authorized Officer

                                       28
          Long Island Lighting Company-Fiftieth Supplemental Indenture


                  [FORM OF BOND OF SERIES EEE -- REVERSE SIDE]

                          LONG ISLAND LIGHTING COMPANY

                              FIRST MORTGAGE BOND

                           SERIES EEE 8-5/8% DUE 2004

                                  (Continued)

         The interest so payable, and punctually paid or duly provided for, on any interest date will, as provided in the Indenture hereinafter mentioned, be paid to the person in whose name this Bond (or any Bond or Bonds evidencing all or a portion of the same debt) is registered at the close of business on the Regular Record Date for such interest which shall be the first day of April or October, as the case may be (whether or not a Business Day), next preceding such interest date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the person in whose name this Bond (or any Bond or Bonds evidencing all or a portion of the same debt) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the registered holder hereof not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture hereinafter mentioned.

         If an Event of Default, as defined in the Indenture hereinafter mentioned, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture hereinafter mentioned.

         This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds", not limited in principal amount except as in the Indenture hereinafter mentioned provided, issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking or other fund may afford additional special security for the Bonds of any particular series) by, an Indenture of Mortgage and Deed of Trust dated as of September 1, 1951, executed by the Company to City Bank Farmers Trust Company (subsequently converted into First National City Trust Company, which was merged into First National City Bank, now named Citibank, N.A.), as Trustee (hereinafter referred to as "the Trustee" which term includes any successor trustee) (herein, together with all

                                       29
          Long Island Lighting Company-Fiftieth Supplemental Indenture

indentures supplemental thereto, called "the Indenture") to which Indenture reference is hereby made for a description of the properties thereby mortgaged and conveyed, the nature and extent of the security, the rights of the holders of said Bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said Bonds are and are to be authenticated and delivered.

         As provided in the Indenture, said Bonds are issuable in series which may vary as to maturity, interest and otherwise as in the Indenture provided or permitted. This Bond is one of a series entitled "First Mortgage Bonds, Series EEE 8-5/8% Due 2004" created by a Fiftieth Supplemental Indenture dated as of June 1, 1994, as provided for in the Indenture.

         As provided in, and to the extent permitted by, the Indenture, the rights and obligations of the Company and of the holders of said Bonds may be modified by the Company with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the Bonds of all series then outstanding which are affected by such modification (excluding Bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture). The Indenture provides, among other things, that, without the consent of the holder hereof, no such modification shall effect the reduction, or the extension of the stated time of payment, of the principal hereof, or of the interest hereon, or permit the creation of any lien on the properties so mortgaged and conveyed prior to or on a parity with the lien of the Indenture (except as therein expressly permitted) or deprive the holder hereof of the lien created by the Indenture on said properties. The holders of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of all Bonds of all series then outstanding (excluding Bonds disqualified as aforesaid) may on behalf of the holders of all such Bonds waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, or premium or interest on, any of the Bonds as and when the same shall become due by the terms of such Bonds or a call for redemption.

         No recourse shall be had for the payment of the principal of or the interest or premium on this Bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the

                                       30
          Long Island Lighting Company-Fiftieth Supplemental Indenture

enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.

         This Bond is transferable by the registered owner hereof, in person or by attorney authorized in writing, at the corporate trust office of the Trustee, and at such other offices or agencies as may be required to be maintained for such purpose to comply with the rules of any securities exchange on which the Bonds of this Series may at the time be listed, upon surrender of this Bond, and upon any such transfer of a new Bond or Bonds, of the same series for the same aggregate principal amount, will be issued to the transferee in exchange herefor, without payment of any charge other than stamp taxes and other governmental charges incident thereto. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, whether or not this Bond shall be overdue, for the purpose of receiving payment as herein provided and for all other purposes.

         The Bonds of this Series are issuable as registered Bonds without coupons in denominations of $1,000 and/or any multiple thereof authorized by the Company. As provided in the Indenture, Bonds of this Series are exchangeable for other Bonds of this Series of a different authorized denomination or denominations, as requested by the holder surrendering the same, without payment of any charge other than stamp taxes and other governmental charges incident thereto.

         The Company shall not be required to make any transfer or exchange of this Bond for a period of 10 days next preceding the mailing of notice of redemption of any Bonds of this Series.

         The Bonds of this Series are subject to redemption upon prior notice given as provided in the Indenture, upon payment of one hundred per centum (100%) of the principal amount so redeemed together with interest accrued thereon to the date fixed for redemption in the event that all or substantially all of the Electric Property or all or substantially all of the Gas Property of the Company shall be released or substantially all of the Trust Estate (with certain exceptions) shall be taken by eminent domain or sold in anticipation of such taking.

         Bonds for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.


              [END OF REVERSE SIDE OF FORM OF BOND OF SERIES EEE]

                                       31
          Long Island Lighting Company-Fiftieth Supplemental Indenture

                                  ARTICLE III

                                  THE TRUSTEE

    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fiftieth Supplemental Indenture or the due execution hereof by the Company; or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         SECTION 1. Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Original Indenture as heretofore supplemented shall be deemed to be incorporated in, and made a part of, this Fiftieth Supplemental Indenture; and the Original Indenture as heretofore supplemented by this Fiftieth Supplemental Indenture is in all respects ratified and confirmed; and the Original Indenture as heretofore supplemented and this Fiftieth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 2. This Fiftieth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

                                       32
          Long Island Lighting Company-Fiftieth Supplemental Indenture


         IN WITNESS WHEREOF, LONG ISLAND LIGHTING COMPANY has caused this Fiftieth Supplemental Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary and, in token of its acceptance of the trusts created hereunder, IBJ SCHRODER BANK & TRUST COMPANY, as Trustee as aforesaid, has caused this Supplemental Indenture to be signed in its corporate name by a Vice President or an Assistant Vice President and its corporate seal to be affixed and attested by a Secretary or an Assistant Secretary, all as of the day and year first above written.

                                              Long Island Lighting Company

[Corporate Seal]
                                              By       ANTHONY NOZZOLILLO
                                                --------------------------------
                                                       ANTHONY NOZZOLILLO
                                                    Senior Vice President and
                                                     Chief Financial Officer

Attest:

         KATHLEEN A. MARION
--------------------------------------
         KATHLEEN A. MARION
         Corporate Secretary
                                              IBJ SCHRODER BANK
                                                & TRUST COMPANY,
                                                as Trustee as aforesaid

[CORPORATE SEAL]                              By         NANCY R. BESSE
                                                --------------------------------
                                                         NANCY R. BESSE
                                                         Vice President

Attest:

          THOMAS J. BOGERT
--------------------------------------
          THOMAS J. BOGERT
         Assistant Secretary

                                       33
          Long Island Lighting Company-Fiftieth Supplemental Indenture


STATE OF NEW YORK   )
                    ) SS.
COUNTY OF NASSAU    )


         On the 8th day of June, in the year 1994, before me personally came ANTHONY NOZZOLILLO, to me known, who being by me duly sworn, did depose and say that he resides at 430 Forest Avenue, Woodmere, New York; that he is a Senior Vice President and Chief Financial Officer of LONG ISLAND LIGHTING COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                                         HELEN R. DUFFY
                                                --------------------------------
                                                          NOTARY PUBLIC

                                                         HELEN R. DUFFY
                                                NOTARY PUBLIC, STATE OF NEW YORK
                                                  NO. 4827371, SUFFOLK COUNTY
                                                 TERM EXPIRES SEPTEMBER 30, 1995




STATE OF NEW YORK   )
                    ) SS.
COUNTY OF NEW YORK  )


         On the 9th day of June, in the year 1994, before me personally came NANCY R. BESSE, to me known, who being by me duly sworn, did depose and say that she resides at 375 South End Avenue, New York, New York 10280; that she is a Vice President of IBJ SCHRODER BANK & TRUST COMPANY, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

                                                         CAROL E. SCHWAB
                                                --------------------------------
                                                          Notary Public

                                                        CAROL E. SCHWAB
                                                NOTARY PUBLIC, STATE OF NEW YORK
                                                          NO. 4982621
                                                  QUALIFIED IN NEW YORK COUNTY
                                                 COMMISSION EXPIRES JUNE 3, 1995

                                       34
          Long Island Lighting Company-Fiftieth Supplemental Indenture



                                   Schedule A
                                       TO
                        FIFTIETH SUPPLEMENTAL INDENTURE
                                  dated as of
                                  June 1, 1994
                                  SUPPLEMENTAL
                                       TO
                    INDENTURE OF MORTGAGE AND DEED OF TRUST
                                  dated as of
                               September 1, 1951

         All of the properties referred to as being included in Schedule A in the Granting Clause of this Fiftieth Supplemental Indenture, supplemental to the Original Indenture, intended to be covered by the lien of the Indenture are hereinafter described. All the right, title and interest of the Company in and to its said properties, as acquired under the conveyances listed below, together with all the right, title and interest of the Company in and to any road, street or way, public or private, open or proposed, in front of, adjoining and through any thereof, are incorporated herein as if more fully set forth at length, and nothing in this Schedule, except as specifically stated hereinafter, shall operate as, or be construed to be, a limitation or diminution of said right, title or interest. Said properties, where applicable, are subject to:

                 (1) Restrictions and covenants of record and easements to other public utilities, but said restrictions, covenants and easements in no way, manner or fashion, except as specifically stated hereinafter, interfere adversely with the operation of the business of the Company.

                 (2) Zoning ordinances and resolutions of any village, town or any governmental authority having jurisdiction thereof.

         All of the properties acquired by tax deeds from the County of Suffolk are subject to the limitation of the Suffolk County Tax Act and to the provisions of the Real Property Tax Law of the State of New York pertaining to the sales of real properties for delinquent taxes in the County of Suffolk, and also to such minor defects of title as are of the nature ordinarily found in properties of this character.

                                       35
          Long Island Lighting Company-Fiftieth Supplemental Indenture




                               COUNTY OF SUFFOLK

                              Town of Southampton

                                   Item 1653


         All that certain plot, piece or parcel of land, situated, lying and being in Hayground, Town of Southampton, County of Suffolk and State of New York, conveyed to Long Island Lighting Company by Estate of Sayre Baldwin by deed dated July 13, 1993, and recorded in the Office of the Suffolk County Clerk on July 29, 1993 in Liber 11638, cp 193. Indexed as District 0900,
Section 083, Block 1, part of lots 032 and 033, on the Tax Map of the County of Suffolk.





                                COUNTY OF OSWEGO

                                 Town of Scriba

                                   Item 1654


         An undivided eighteen percent (18%) interest in all that certain plot, piece or parcel of land, situated, lying and being in the Town of Scriba, County of Oswego and State of New York, conveyed to Long Island Lighting Company by Niagara Mohawk Power Corporation by deed dated April 22, 1986 and recorded in the Office of the Oswego County Clerk on May 25, 1988 in Book 1049, cp 305.

                                 RECORDING DATA



         The Fiftieth Supplemental Indenture to the Indenture of Mortgage and Deed of Trust was filed for record and recorded in the State of New York on June 14, 1994 as follows: In the Office of the County Clerk of Nassau County in Liber 16364 of Mortgages, Page 199; in the Office of the County Clerk of Suffolk County in Liber 18832 of Mortgages, Page 151; in the Office of the Registrar of Suffolk County as Document No. 429732; in the Office of the Register of the City of New York for the County of Queens with Document No. 39171 in Reel 3893 of Records, Page 1363; and in the Office of the County Clerk of Oswego County on June 15, 1994 in Book 1580 of Mortgages, Page 132.